Exhibit 99.1

SERVICE CORPORATION INTERNATIONAL ANNOUNCES ALDERWOODS STOCKHOLDERS APPROVE
                                MERGER AGREEMENT

    HOUSTON, May 31 /PRNewswire-FirstCall/ -- Service Corporation International (NYSE: SCI) ("SCI") has been informed by Alderwoods Group, Inc. (Nasdaq: AWGI) ("Alderwoods") that Alderwoods stockholders today voted to adopt the Agreement and Plan of Merger, dated as of April 2, 2006, between Alderwoods and SCI. Contingent on completion of the antitrust review of the merger by regulators, and satisfaction of other customary conditions, SCI continues to believe that the pending merger with Alderwoods will be completed by the end of 2006.

    Forward-Looking Statements

    Certain statements contained in this press release regarding expected future events, including, but not limited to, information regarding the expected closing of the proposed transaction, as well as certain information in other filings with the Securities Exchange Commission ("SEC") and elsewhere are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933 and Section 21E(i) of the Securities Exchange Act of 1934. The words "believe," "will," "continue," "expect" and similar expressions identify these forward-looking statements. These forward-looking statements are based on the current expectations and beliefs of SCI management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated, including, but not limited to, the ability to obtain regulatory approvals of the proposed transaction on the proposed terms and schedule and various other uncertainties associated with the funeral service industry in general and Alderwoods's and SCI's operations in particular, which are referred to in Alderwoods's and SCI's periodic reports filed with the SEC, especially under the headings "Forward-Looking Statements" and "Risk Factors." Alderwoods and SCI undertake no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    About Service Corporation International

    Service Corporation International, headquartered in Houston, Texas, owns and operates funeral service locations and cemeteries. Service Corporation International has an extensive network of businesses, including 1,053 funeral service locations and 354 cemeteries in North America as of March 31, 2006. For more information about Service Corporation International, please visit our website at http://www.sci-corp.com .

     Service Corporation International Contacts

     Investors:
     Debbie Young - Director / Investor Relations  (713) 525-9088

     Media:
     Greg Bolton - Director / Corporate Communications  (713) 525-5235

SOURCE  Service Corporation International
    -0-                             05/31/2006
    /CONTACT: investors, Debbie Young, Director - Investor Relations, +1-713-525-9088, or media, Greg Bolton, Director - Corporate Communications, +1-713-525-5235, both of Service Corporation International/
    /Web site:  http://www.sci-corp.com /
    (SCI AWGI)